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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                     Form 8K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


DATE OF REPORT: August 3, 2004


                              CCA Industries, Inc.
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               (Exact Name of Registrant as Specified in Charter)


                                    DELAWARE
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         (State or other jurisdiction of incorporation or organization)


                                    2-85538-B
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                            (Commission File Number)


                                   04-2795439
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                      (IRS Employer Identification Number)


           200 Murray Hill Parkway, East Rutherford, New Jersey 07073
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               (Address of principal executive offices, zip code)


                                 (201) 330-1400
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               (Registrant's telephone number including area code)


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ITEM 5. OTHER

A. Reference is made to the Company's 8K Form filed originally as Item 3 filed with the Securities and Exchange Commission dated May 22, 2002 and November 22, 2002, October 29, 2003, November 24, 2003, December 11, 2003, and April
     7, 2004 that referred to phenylpropanolamine ("PPA") litigations.

     On June 30, 2004, an ORDER OF DISMISSAL WITHOUT PREJUDICE was entered in the Circuit Court in and for Escambia County, Florida in the case MARIA GIAMPAVOLO V, BAYER CORPORATION, A SUBSIDIARY OF BAYER AG, CCA INDUSTRIES, INC. and ECKERD CORPORATION .

     To date, the Company has two remaining cases of the thirteen in which it was named as defendant with other pharmaceutical defendants, one of which is fully insured. The cases are ELLEN SWARTZ AND MURRY SWARTZ V. AMERICAN HOME PRODUCTS, formerly Wyeth Pharmaceuticals, CCA Industries, Inc., Wal-Mart Stores, Inc., Leiner Health Products, Inc., Perrigo Cumberland Swan, Inc., Perrigo Company, Kerr Drug, Inc., and Eckerd Corporation, filed in the Court of Common Pleas Philadelphia County; and ROBERT WEAVER V. CCA INDUSTRIES, INC., filed in the United States District Court Western District of Louisiana Monroe Division. Weaver v. CCA Industries, Inc. is fully insured.

B. On August 2, 2004, the Company reported that overwhelming advertising by two of the country's largest consumer products companies created enormous competition in all categories, especially the teeth-whitening category. As a result, the Company has decided to increase its media advertising budget by one million dollars to support all of its brands and to enable its oral health care products to retain their position in the industry.

     Pursuant to GAAP accounting regulations, $750,000 is being charged against third quarter revenues and $250,000 to fourth quarter revenues.

     However, there can be no assurances that the increase in advertising will have a positive effect on future revenues.

     SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 3, 2004


      CCA Industries, Inc.
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      Registrant


By:   Ira W. Berman
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      Ira W. Berman, Secretary


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